                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       BALDWIN TECHNOLOGY COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:


/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        BALDWIN TECHNOLOGY COMPANY, INC.

                               65 Rowayton Avenue
                          Rowayton, Connecticut 06853

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 16, 1995

To the Stockholders:

     The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the "Company") will be held at The Ramada Plaza Hotel, 700 Main Street, Stamford, Connecticut on the 16th day of November, 1995 at 10:00 a.m., Eastern Standard Time, for the following purposes:

     1. To elect two Class II Directors to serve for three-year terms and one Class III Director to serve for a one-year term or until their successors are elected and qualify.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on September 29, 1995, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder during ordinary business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, 65 Rowayton Avenue, Rowayton, Connecticut 06853.

     By Order of the Board of Directors.

                                          Helen P. Oster
                                          Secretary

Rowayton, Connecticut
October 20, 1995

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                        BALDWIN TECHNOLOGY COMPANY, INC.

                                PROXY STATEMENT

                                                           Rowayton, Connecticut
                                                                October 20, 1995

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the "Company"), for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Ramada Plaza Hotel, 700 Main Street, Stamford, Connecticut on the 16th day of November, 1995 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 20, 1995.

     Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matters to be presented for action at the meeting.

     With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the election of Directors.

     The affirmative vote of a majority of the votes entitled to be cast by the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share, is required for the approval of any matter voted upon at the meeting or any adjournment thereof other than the election of Directors. The required votes for the election of Directors is described below under the caption "Voting Securities."

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on September 29, 1995 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 29, 1995 consisted of 15,847,827 shares of Class A Common Stock and 1,835,883 shares of Class B Common Stock.

     With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the eight Directors constituting the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 29, 1995 the number of outstanding shares of Class B Common Stock constituted approximately 10.4% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock voting together are entitled to elect six of the eight Directors constituting the entire Board of Directors.

     Except with respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of both Class A Common Stock and Class B Common Stock representing a majority of the aggregate number of votes entitled to be cast by both classes together. Abstentions will be considered present and have the effect of a negative vote; broker non-votes will be neither present nor have any effect on the vote on such matters.

     With respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of such class is constituted by the presence, in person or by proxy, of holders of record of such class of Class A Common Stock or Class B Common Stock representing a majority of the number of votes entitled to be cast by such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the vote thereon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 1995 (except where otherwise noted) based on a review of information filed with the SEC and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

                                                              BENEFICIAL OWNERSHIP
                                        -----------------------------------------------------------------
                                              AMOUNT AND NATURE OF
                                              BENEFICIAL OWNERSHIP                     PERCENT OF
NAME AND ADDRESS                        ---------------------------------       -------------------------
OF BENEFICIAL OWNER                       CLASS A(1)         CLASS B(1)         CLASS A(1)     CLASS B(1)
--------------------------------------  --------------      -------------       ----------     ----------
Wendell M. Smith(2)(3)................       627,346(4)(9)      578,683(5)            4%            31%
  Baldwin Technology Company, Inc.
  65 Rowayton Avenue
  Rowayton, Connecticut 06853
Gabelli Funds, Inc. ..................     1,194,000(6)               0             7.5%            --
  One Corporate Center
  Rye, New York 10580
Akira Hara(3).........................       754,234(9)         290,600(5)          4.8%          15.6%
  Castle Kyoshin #501
  2-21-6 Himonya, Meguro-ku
  Tokyo 152, Japan
Jane G. St. John(7)...................       349,534(9)         404,864             2.2%          22.1%
  P.O. Box 3236
  Blue Jay, California 92317
Southeastern Asset Management,
  Inc. ...............................       704,600(8)               0             4.4%            --
  860 Ridgelake Boulevard
  Memphis, Tennessee 38120
Gerald A. Nathe(3)....................       315,999(9)(10)     435,144(5)            2%          22.3%
  Baldwin Americas Corporation
  1801 Robert Fulton Drive
  Reston, Virginia 22091
Judith G. Hyers(3)....................       246,283(9)(11)       7,135(5)          1.6%             *
  12 SeaSide Place
  East Norwalk, Connecticut 06855
Ralph R. Whitney, Jr.(3)..............         3,533(9)         100,467(5)            *            5.5%
  Hammond Kennedy Whitney & Co.
  230 Park Avenue
  New York, New York 10169

                                                              BENEFICIAL OWNERSHIP
                                        -----------------------------------------------------------------
                                              AMOUNT AND NATURE OF
                                              BENEFICIAL OWNERSHIP                     PERCENT OF
NAME AND ADDRESS                        ---------------------------------       -------------------------
OF BENEFICIAL OWNER                       CLASS A(1)         CLASS B(1)         CLASS A(1)     CLASS B(1)
--------------------------------------  --------------      -------------       ----------     ----------
William J. Lauricella.................        23,965(9)(12)      26,000               *            1.4%
  Baldwin Technology Company, Inc.
  65 Rowayton Avenue
  Rowayton, Connecticut 06853
M. Richard Rose(3)....................         8,533(9)             467(5)            *              *
  4606 Willow Cove
  Geneva, New York 14456
Samuel B. Fortenbaugh III(3)..........         5,533(9)             467(5)            *              *
  Morgan, Lewis & Bockius LLP
  101 Park Avenue
  New York, New York 10178
Judith A. Booth(3)....................         3,000(13)              0               *             --
  Courier Corporation
  165 Jackson Street
  Lowell, Massachusetts 01862
All executive officers and directors
  of the Company as a group (including
  9 individuals named above)(14)......     1,988,426(2)       1,438,963(5)         11.1%          71.5%
                                            (4)(9)(10)
                                          (11)(12)(13)

---------------
  * = Less than 1%.

 (1) Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount shown as Class A Common Stock does not include those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner. If the share of Class B Common Stock owned by the individuals named above were converted, their respective ownership of Class A Common Stock and their Percent of Class A Common Stock owned would be as follows: Mr. Smith, 1,206,029--7.3%; Mr. Hara, 1,044,834--6.5%; Mrs. St. John, 754,398--4.6%; Mr. Nathe, 751,143--4.6%;
     Ms. Hyers, 253,418--1.6%; with less than 1%, Mr. Whitney, 104,000, Mr. Lauricella, 49,965, Mr. Rose, 9,000 and Mr. Fortenbaugh, 6,000; and as to all executive officers and directors of the Company as a group, 3,427,389 or 19.6%.

 (2) The record owner of 587,750 and 504,015 of such shares of Class A Common Stock and Class B Common Stock, respectively, is Polestar Corporation. The record owner of 20,668 of such shares of Class B Common Stock is Polestar Limited. All outstanding shares of capital stock of Polestar Corporation and Polestar Limited are owned beneficially and of record by Wendell M. Smith, Chairman of the Board and Chief Executive Officer of the Company.

 (3) Member of the Board of Directors of the Company.

 (4) Includes 1,792 shares of Class A Common Stock held in Mr. Smith's account under the Company's Profit Sharing and Savings Plan and 4 shares of Class A Common Stock held for Mr. Smith in the Stock Bonus Fund of said Plan. Does not include 14,400 shares of Class A Common Stock owned by Mr. Smith's wife, as to which shares Mr. Smith disclaims beneficial ownership.

 (5) Includes shares of Class B Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Smith, 30,000 shares; Mr. Hara, 30,000 shares; Mr. Nathe, 115,000 shares; Ms. Hyers, 467 shares; Mr. Whitney, 467 shares; Dr. Rose, 467 shares; and Mr. Fortenbaugh, 467 shares.

 (6) This information is based on an Amendment No. 3 to a Schedule 13D filed by the beneficial owner with the U.S. Securities and Exchange Commission reporting beneficial ownership as of August 17, 1994.

 (7) Includes 24,000 shares of Class B Common Stock owned by Mrs. St. John's husband, John G. St. John, President of Baldwin Stobb, a division of the Company, 700 shares of Class A Common Stock held in Mr. St. John's account under the Company's Profit Sharing and Savings Plan and 4 shares of Class A Common Stock held for Mr. St. John in the Stock Bonus Fund of said Plan. Also includes an aggregate of 4,800 shares of Class A Common Stock held by the St. Johns as custodians for their children.

 (8) This information is based on Amendment No. 3 to Schedule 13G dated February 3, 1995, filed by the beneficial owner with the U.S. Securities and Exchange Commission reporting beneficial ownership as of December 31, 1994.

 (9) Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Smith, 26,666 shares; Mr. Hara, 16,666 shares; Mr. Nathe, 149,999 shares; Mr. Lauricella, 18,332 shares; Ms. Hyers, 3,533 shares; Mr. Whitney, 3,533 shares; Dr. Rose, 889 shares; Mr. Fortenbaugh, 3,533 shares; and Mr. St. John, 8,333 shares.

(10) Includes 6,000 shares of Class A Common Stock held jointly with Mr. Nathe's wife; also includes 160,000 shares which may be issued pursuant to Mr. Nathe's employment agreement with the Company as more fully described in the Employment and Consulting Agreements section below.

(11) Includes 1,800 shares of Class A Common Stock held in trust for Ms. Hyers' son.

(12) Includes 5,633 shares of Class A Common Stock held in Mr. Lauricella's account under the Company's Profit Sharing and Savings Plan and 1 share of Class A Common Stock held for Mr. Lauricella in the Stock Bonus Fund under said Plan.

(13) Includes 1,000 shares owned jointly with Mrs. Booth's husband.

(14) Does not include 86,565 shares of Class A Common Stock owned by Harold W. Gegenheimer, Chairman Emeritus of the Company.

     To the knowledge of the Company, no arrangement exists, the operation of which might result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently eight members of the Company's Board of Directors, the number having been set by the Board of Directors in accordance with the Company's By-laws. Judith A. Booth (a Class I Director) and M. Richard Rose (a Class II Director) were elected by a plurality vote of the outstanding shares of Class A Common Stock. The other Directors were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class.

     At this year's Annual Meeting, two Directors will be elected to Class II and one Director will be elected to Class III. If elected, the new terms of the Directors elected to Class II will expire at the 1998 Annual Meeting; the new term of the Director elected to Class III will expire at the 1996 Annual Meeting. M. Richard Rose may be elected by a plurality vote of the outstanding shares of Class A Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting as a class. Judith G. Hyers and Gerald A. Nathe, nominated to serve as a Class III and Class II director, respectively, may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as a director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of a nominee that is unable to serve.

     Set forth below are the names of all Directors and nominees and certain biographical information with respect to each such Director and nominee.

NOMINEES FOR ELECTION AT THE 1995 ANNUAL MEETING:

CLASS II (Term will expire at the 1998 Annual Meeting)

     Gerald A. Nathe, age 54, has served as Chief Executive Officer of the Company since October 16, 1995, as President of the Company since August, 1993 and as a Director of the Company since 1987. He was a Vice President of the Company from July, 1990 through August, 1993. He has also served as President of Baldwin Americas Corporation since he joined the Company in 1990.

     M. Richard Rose, age 62, has served as a Director of the Company since 1989. He was President and Chief Executive Officer of the Rochester Institute of Technology, a private university, from 1979 through June, 1992, when he retired from that position. He currently serves as a Trustee of Roberts Wesleyan College and Sonnenberg Gardens. He is a director of Raymond Corporation, a manufacturer of automated material handling equipment, and Rochester Gas & Electric Corporation, an electric and gas utility.

CLASS III (Term will expire at the 1996 Annual Meeting)

     Judith G. Hyers, age 50, has served as a Director of the Company since 1979 and as Secretary of the Company from 1984 through November, 1993. She was a principal of Hyers/Smith, Inc., an advertising agency, from 1975 to 1990. In 1989, Ms. Hyers formed The Gegenheimer Group Ltd. to acquire two advertising agencies which were sold in 1991. She is a marketing/communications consultant and a licensed REALTOR. Ms. Hyers is the daughter of Harold W. Gegenheimer, Chairman Emeritus of the Company.

OTHER DIRECTORS:

CLASS III (Term expires at the 1996 Annual Meeting)

     Akira Hara, age 60, has served as a Vice President and Director of the Company and as President of Baldwin Asia Pacific Corporation since 1989. He has been President of Baldwin Japan Limited since 1980.

     Ralph R. Whitney, Jr., age 60, has served as a Director of the Company since 1988. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a private capital firm, since 1971 and currently serves as its President and Chief Executive Officer. He also serves as a director and Chairman of IFR Systems, Inc., a communications test equipment company, and Excel Industries, Inc., an automobile parts manufacturer. He is a director of Selas Corporation of America, an industrial furnace company, Keene Corp., a composite material company, and Adage Inc., a diversified manufacturing company.

CLASS I (Term expires at the 1997 Annual Meeting)

     Wendell M. Smith, age 60, has served as Chairman of the Board of the Company since November, 1988, and as a Director of the Company since 1984. He was the Chief Executive Officer of the Company from 1984 through October, 1995 and was President from 1984 through August, 1993. He is a director of Bowne & Co., Inc., a provider of financial and commercial printing services.

     Samuel B. Fortenbaugh III, age 61, is the Managing Partner of the New York office of the law firm of Morgan, Lewis & Bockius LLP, counsel to the Company. He has been a partner of that firm since 1980 and a Director of the Company since 1987. He also serves as a director of Western Publishing Group, Inc., a publisher of children's books and a printer for industry and government.

     Judith A. Booth, age 53, is Vice President of Courier Corporation, one of the largest book printers in the U.S. as well as a consultant to AT&T's Imaging Network Services Group. Ms. Booth joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and executive officers of the Company are as follows:

             NAME                                          POSITION
------------------------------  --------------------------------------------------------------
Wendell M. Smith..............  Chairman of the Board and Director (1)
Gerald A. Nathe...............  President, Chief Executive Officer and Director(1)
Akira Hara....................  Vice President and Director
William J. Lauricella.........  Treasurer and Chief Financial Officer
Judith A. Booth...............  Director(3)
Samuel B. Fortenbaugh III.....  Director(2)(3)
Judith G. Hyers...............  Director(2)
M. Richard Rose...............  Director(2)(3)
Ralph R. Whitney, Jr..........  Director(1)

---------------
(1) Member of the Executive Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Audit Committee.

     William J. Lauricella, age 36, has been Chief Financial Officer of the Company since July, 1993. He joined the Company in 1989, was appointed Assistant Treasurer in 1990 and was named Treasurer in 1992.

     All of the Company's officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors and serve until their successors are duly elected and qualified.

     See "Election of Directors" for biographies relating to Directors.

BOARD OF DIRECTORS

     The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports presented at Board and Committee meetings. During the fiscal year ended June 30, 1995, the Board held five regularly scheduled meetings and one special meeting. In addition, the Board acted by written consent in lieu of meeting once. Each of the Directors attended at least 75% of the meetings of the Board and the Committees on which they serve.

COMPENSATION OF DIRECTORS

     Directors who were not employees of the Company received a $14,000 annual retainer and a fee of $1000 for each meeting of the Board of Directors or Committee attended during the fiscal year ended June 30, 1995. The per-meeting fee is limited to one per day.

     Non-employee Directors also receive annual awards of stock options under the Company's 1990 Directors' Stock Option Plan (the "Directors' Plan"). Each year, following the Company's Annual Meeting of Stockholders, every eligible Director is automatically granted an option to purchase 1,000 shares of Common

Stock, allocated between Class A Common Stock and Class B Common Stock in the same ratio as there are shares outstanding of Class A Common Stock to Class B Common Stock on such day. To date, options to purchase 19,498 shares of Class A Common Stock and 2,502 shares of Class B Common Stock have been granted under the Directors' Plan of which options to purchase 15,973 shares of Class A Common Stock and 2,383 shares of Class B Common Stock remain outstanding, with exercise prices ranging from $3.75 to $5.00 for the options to purchase Class A Common Stock and between $4.688 and $6.25 for the options to purchase Class B Common Stock. Under the Plan, four Directors have each been granted options to purchase 4,430 shares of Class A Common Stock and 570 shares of Class B Common Stock; one Director has been granted options to purchase 897 shares of Class A Common Stock and 103 shares of Class B Common Stock.

     One non-employee Director, Judith G. Hyers, has a consulting agreement and a non-compete agreement with the Company. Two employee Directors, Wendell M. Smith and Akira Hara, have employment agreements and corporations they control have consulting agreements with the Company or one or more of its subsidiaries; another employee Director, Gerald A. Nathe, has an employment agreement with the Company. These agreements are described in detail in the Employment and Consulting Agreements section, below.

EXECUTIVE COMMITTEE

     The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 1995, the Executive Committee met once and acted by Written Consent in Lieu of Meeting once. The Executive Committee presently consists of Wendell M. Smith, Gerald A. Nathe and Ralph R. Whitney, Jr.

AUDIT COMMITTEE

     The Audit Committee reviews the internal controls of the Company and the objectivity of its financial reporting and meets with appropriate Company financial personnel and its independent certified public accountants in connection with these reviews. The Audit Committee recommends to the Board the appointment of independent certified public accountants to serve as auditors to examine the corporate accounts of the Company. During the fiscal year ended June 30, 1995, the Audit Committee met three times. The Audit Committee presently consists of Samuel B. Fortenbaugh III, Judith A. Booth and M. Richard Rose.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee advises and makes recommendations to the Board with respect to salaries and bonuses to be paid to officers and other employees of the Company and fees or other compensation to be paid to Directors who are not salaried employees. The Compensation and Stock Option Committee also administers the Amended and Restated 1986 Stock Option Plan, in accordance with its terms. During the fiscal year ended June 30, 1995, the Compensation and Stock Option Committee met five times. The Compensation and Stock Option Committee presently consists of Judith G. Hyers, Samuel B. Fortenbaugh III and M. Richard Rose.

     The Board does not have a nominating committee, but acts, as a whole, in performing the functions of such a committee.

                       COMPENSATION OF EXECUTIVE OFFICERS

 BOARD COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of three members, each of whom is a non-employee director of the Company. The Committee has the responsibility to recommend to the Board the salary, incentive compensation, non-wage benefits and perquisites of the Chief Executive Officer and each of the other executive officers of the Company. The Committee reviews management decisions which require Board approval concerning salaries for all officers and key employees of the Company and its affiliates, including all individuals whose total annual compensation is in excess of $150,000. The Committee administers the Company's Amended and Restated 1986 Stock Option Plan in accordance with its terms. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions concerning grants or awards under certain of the Company's stock-based compensation plans, which must be made solely by the Committee in order for the grants or awards under such plans to satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Set forth below is a report submitted by the members of the Committee addressing the Company's compensation policies for fiscal 1995 as they affected the executive officers of the Company.

     Philosophy

     The Company is committed to employee excellence. The Board, the Committee, and management all recognize the critical relationship between an employee's knowledge, skill and experience and the success of the Company's business. The Company is an entrepreneurially driven company. Its compensation philosophy recognizes this and takes into account a decentralized structure that encourages small business unit initiatives. The compensation philosophy is to reward performance and to offer a compensation package that will attract and retain motivated employees.

     The basic elements of the Company's compensation philosophy are that:

     - wages, salary and bonus programs should reflect the employee's performance and value to the Company in meeting its annually budgeted goals.

     - compensation should reflect the Company's overall financial and business performance, as well as local, economic and social conditions.

     - bonus programs should directly reflect profitability of the Company's business units as well as of the Company as a whole.

     - all compensation programs must conform to applicable laws and regulations.

     - benefits should provide protection from catastrophic expenses with the expectation that employees will share in the cost.

     - all compensation programs should be cost effective and contribute to the Company's success.

     Executive Officers' Disclosure

     GENERAL. For each of the executive officers of the Company named in the Summary Compensation Table below, compensation consists of base salary (which, in the case of each of Messrs. Smith, Nathe and Hara, is set by his employment agreement), a bonus (which is based on a formula tied to either the Company's consolidated net income and/or the income of a division or subsidiary of the Company), stock options (which are tied to the long term performance of the Company, as reflected by its stock price), and other perquisites.

     BASE COMPENSATION. Mr. Nathe's base salary is set by his employment agreement with the Company at a minimum of $175,000 (see Employment and Consulting Agreements section, below). Mr. Nathe's performance is reviewed annually by the Chief Executive Officer who may recommend to the Committee and the Board of Directors an increase in his base salary. Mr. Nathe is also entitled to receive, under his employment agreement, incentive compensation equal to one-half of one percent (0.5%) of the consolidated net after-tax profits of the Company as well as 200,000 shares of the Company's Class A Common Stock in five equal installments of 40,000 shares each, the first installment to be earned when the market value of the Company's Class A Common Stock increases to $5.875 per share and each installment thereafter to be earned when such market value increases by $2.00 per share over the market value at which the previous installment was earned. On October 10, 1994, the market value of the Company's Class A Common Stock increased to $5.875 per share and Mr. Nathe earned the first installment or 40,000 shares of Class A Common Stock of the Company. During fiscal 1995, Mr. Nathe was granted options to purchase 25,000 shares of Class B Common Stock of the Company in recognition of his dedication and performance in carrying out his duties and responsibilities as President of the Company.

     Mr. Hara's base salary is set by an employment agreement between Mr. Hara and a subsidiary of the Company, Baldwin Japan Limited, signed in 1988. Mr. Hara's performance is reviewed annually by the Chief Executive Officer who may determine whether and to what extent an incremental increase should be added to Mr. Hara's base salary for the ensuing year. Mr. Hara's bonus for fiscal 1995 consisted of amounts earned under the Bonus Plan described below as well as payments made by the Company's subsidiary, Baldwin Asia Pacific Corporation ("BAP"), under a consulting agreement with A-Plus Limited, a corporation wholly-owned by Mr. Hara, described in detail in the Employment and Consulting Agreements section below, which payments amounted to one percent (1%) of the after-tax profits of BAP. Also, during fiscal 1995, Mr. Hara was granted options to purchase 20,000 shares of Class A Common Stock and 25,000 shares of Class B Common Stock of the Company in recognition of his dedication and performance in carrying out his duties and responsibilities as Vice President of the Company.

     Mr. Lauricella's annual base salary was increased during fiscal 1995 in accordance with general merit increases awarded to other members of management within the Company. Mr. Lauricella and the Company agreed to apply the increase to the purchase of a split-dollar life insurance policy on his behalf, payable to his beneficiaries. Also during fiscal 1995, Mr. Lauricella was granted options to purchase 10,000 shares of Class A Common Stock and 25,000 shares of Class B Common Stock of the Company in recognition of his dedication and performance in carrying out his duties and responsibilities as Chief Financial Officer of the Company.

     BONUS PLAN. The Company has an Executive and Key Personnel Bonus Plan (the "Bonus Plan"), which is designed to award key personnel of the Company cash bonuses based on the Company's profitability and on each participant's performance. The Committee has final control and discretion over all aspects of the Bonus Plan, including eligibility of employees. Bonuses are generally payable under the Bonus Plan after the end of the Company's fiscal year. The primary criteria for payment of a bonus to an employee are: (i) the operating, pre-tax or after-tax profit of the Company or the specific division or subsidiary of the Company which employs the employee, and (ii) the degree to which the employee meets certain performance goals established at the beginning of each fiscal year, e.g., sales, product development, on-time delivery, improved cash flow, inventory turnover, and/or other personal goals and objectives.

     Target bonus opportunities are established for each participant in the Bonus Plan based on their respective positions within the Company and their influence on the overall profitability of the Company or the specific division or subsidiary of the Company. These target bonus opportunities represent a percentage of the participant's base salary which he or she may earn as a cash bonus under certain circumstances as described. The Company's profitability influences the bonus from a floor of zero (if a certain percentage of planned profit is not met) to a ceiling of 200 percent (which only occurs if the Company significantly exceeds its planned profit) of the participating individual's target bonus opportunity. Individual performance objectives are developed by each participant and his/her supervisor for the fiscal year, and are assigned percentages which total 100 percent. The sum of the percentages assigned to the objectives that are ultimately attained by each participant in the Bonus Plan is then applied to the participant's target bonus opportunity as adjusted for the profitability of the Company (or a division or subsidiary of the Company, if the participating employee is employed by a division or subsidiary) to establish the participant's bonus.

     During fiscal 1995, Messrs. Lauricella, Nathe and Hara participated in the Company's Bonus Plan. Since the Company reached its minimum targeted profit goal for fiscal 1995, Mr. Lauricella earned a cash bonus equal to a portion of his bonus opportunity. Similarly, the achievement of the minimum targeted profit level by Baldwin Japan Limited resulted in Mr. Hara's earning a cash bonus equal to a portion of his bonus opportunity for fiscal 1995. Certain of the subsidiaries of the Company headed by Mr. Nathe exceeded their targeted goals for profits, allowing him to earn a cash bonus in excess of his bonus opportunity.

     CEO Disclosure

     Mr. Smith's base salary was set by his employment agreement with the Company at a minimum of $200,000, effective July 1, 1990 (see Employment and Consulting Agreements section below). Based on the Committee's recommendation, the Board of Directors approved and Mr. Smith received an increase in his base salary for fiscal 1995. Mr. Smith is also entitled to receive a bonus of one half of one percent (0.5%) of the consolidated net after-tax profits of the Company, as set forth in his employment agreement. During fiscal 1995, this amounted to $28,255 as shown in the Summary Compensation Table. Mr. Smith is also compensated under consulting agreements between three subsidiaries of the Company and Polestar Limited, as more fully described in the Employment and Consulting Agreements section below, amounting to 2% of the net after-tax profits of each of the Company's three sectors. During fiscal 1995, Polestar Limited earned $124,664 as a result of these agreements, which amount is included in Mr. Smith's bonus payments in the Summary Compensation Table.

     During fiscal 1995, the Committee awarded Mr. Smith stock options to purchase 20,000 shares of Class A Common Stock and 25,000 shares of Class B Common stock as additional incentive to improve the long-term performance of the Company. The shares subject to the options granted to Mr. Smith will only increase in value if all the outstanding shares of the Company's stock increase in value.

     Based on currently prevailing authority, including proposed Treasury Regulations issued in December, 1993, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts in fiscal 1996 that would result in the loss of a federal income tax deduction under Section 162 (m) of the Internal Revenue Code of 1986, as amended, and accordingly has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax law provision.

                                          SAMUEL B. FORTENBAUGH III (Chairman)
                                          JUDITH G. HYERS
                                          M. RICHARD ROSE

EXECUTIVE COMPENSATION

     The following table sets forth the total remuneration paid to the Company's Chief Executive Officer and to each of the most highly compensated executive officers of the Company other than the Chief Executive Officer for the fiscal years ended June 30, 1995, 1994 and 1993, respectively, and includes remuneration in respect of all elements indicated from all sources, including affiliates of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                    --------------
                                                      ANNUAL COMPENSATION           STOCK OPTIONS
                                               ----------------------------------   (NO. OF SHARES
              NAME AND                FISCAL                         OTHER ANNUAL      CLASS A/       ALL OTHER
         PRINCIPAL POSITION            YEAR     SALARY    BONUS(1)   COMPENSATION      CLASS B       COMPENSATION
------------------------------------  ------   ---------  ---------  ------------   --------------   ------------
Wendell M. Smith(3).................   1995    $ 240,464  $ 152,919    $127,457(4)   20,000/25,000     $  2,606(2)
Chairman of the Board and              1994    $ 226,359  $ 104,824    $184,933           30,000/0     $  1,831(2)
Chief Executive Officer                1993    $ 198,016  $ 131,201    $177,349           50,000/0     $  1,230(2)
Gerald A. Nathe.....................   1995    $ 192,192  $ 232,292    $ 96,866(5)        0/25,000     $235,750(6)
President and Director;                1994    $ 174,229  $ 148,541    $103,500          200,000/0     $  2,564(2)
President, Baldwin                     1993    $ 150,000  $  99,963            (7)             0/0           --
Americas Corporation
Akira Hara(8).......................   1995    $ 327,985  $ 254,479    $151,990(9)   20,000/25,000           --
Vice President and                     1994    $ 271,292  $ 171,692    $137,206                0/0           --
Director, President                    1993    $ 249,570  $ 192,131    $187,423           50,000/0           --
Baldwin Japan Limited
William J. Lauricella...............   1995    $ 134,640  $  56,624            (7)   10,000/25,000     $  2,606(2)
Treasurer and Chief                    1994    $ 134,000  $  41,356            (7)        40,000/0     $  1,831(2)
Financial Officer                      1993    $  91,728  $  23,779            (7)         5,000/0     $  1,668(2)

---------------
(1) Amounts shown include bonuses earned (whether or not paid) for the fiscal years indicated.

(2) Amounts represent estimated Company contributions under the Company's 401(k) Plan.

(3) Bonus for FY95 includes $28,255 paid to Mr. Smith directly under his employment agreement, as well as $124,664 paid to Polestar Limited, a company wholly owned by Mr. Smith.

(4) Includes for FY95 $102,689 deferred compensation, $1,275 car allowance, $13,000 accountant/auditor services and $10,493 life insurance policy premiums.

(5) Includes for FY95 $88,095 deferred compensation, $6,000 accountant/legal fees, $1,051 car allowance and $1,720 life insurance policy premiums.

(6) Includes $750 of Company contribution under the 401(k) Plan of a subsidiary of the Company; also includes the value of 40,000 shares of Class A Common Stock of the Company, earned by Mr. Nathe during FY95 representing the first installment of the stock award under his Employment Agreement as described above.

(7) Excludes perquisites and other personal benefits, the aggregate annual amount of which, for those officers, was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(8) Bonus for FY95 includes $207,918 paid to Mr. Hara directly under the Company's Bonus Plan, as well as $46,561 paid to A-Plus Limited, a company wholly owned by Mr. Hara.

(9) Represents compensation annuity costs under Baldwin Japan Limited's Retirement Allowance Plan.

     The following table sets forth certain information relating to options granted during fiscal 1995 to purchase shares of Class A Common Stock and Class B Common Stock of the Company, pursuant to the Company's Amended and Restated 1986 Stock Option Plan (the "Plan"). These options become exercisable in three equal annual installments beginning on the second anniversary of the date of grant, subject to acceleration as set forth in the Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                                           -----------------
                                              % OF TOTAL                     POTENTIAL REALIZABLE VALUE(3) AT
                                             OPTIONS/SARS                   ASSUMED ANNUAL RATES OF STOCK PRICE
                                OPTIONS/      GRANTED TO                      APPRECIATION FOR OPTION TERM(4)
                                  SARS         EMPLOYEES       EXERCISE   ---------------------------------------
                                GRANTED        IN FISCAL        PRICE     EXPIRATION
       NAME                      (#/SH)         YEAR(1)        ($/SH)(2)    DATE     0%($)(5)   5%($)     10%($)
-------------------             --------   -----------------   --------   --------   -------   -------   --------
W.M. Smith.........   Class A    20,000           10.0%        $ 4.875    7/26/04        -0-   $61,316   $155,389
                      Class B    25,000           12.5%        $6.0937    7/26/04        -0-   $46,178   $163,769
G.A. Nathe.........   Class B    25,000           12.5%        $6.0937    7/26/04        -0-   $46,178   $163,769
A. Hara............   Class A    20,000           10.0%        $ 4.875    7/26/04        -0-   $61,316   $155,389
                      Class B    25,000           12.5%        $6.0937    7/26/04        -0-   $46,178   $163,769
W.J. Lauricella....   Class A    10,000            5.0%        $ 4.875    7/26/04        -0-   $30,658   $ 77,694
                      Class B    25,000           12.5%        $6.0937    7/26/04        -0-   $46,178   $163,769

---------------
(1) Options to purchase a total of 100,000 shares of Class A Common Stock and 100,000 shares of Class B Common Stock, respectively, were granted to all employees as a group during the fiscal year ended June 30, 1995.

(2) The exercise price represents the closing price of the Company's Class A Common Stock as traded on the American Stock Exchange on the date of grant for options to purchase shares of Class A common stock, and 125% of such closing price of the Company's Class A Common Stock for options to purchase shares of Class B Common Stock.

(3) The dollar amounts under the potential realizable values columns use the 0%, 5% and 10% rates of appreciation as permitted by the Securities and Exchange Commission, and are not intended to forecast actual future appreciation in the Company's stock price. Actual gains, if any, on stock options are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) All stock options granted during Fiscal 1995 were for a ten (10) year term.

(5) No gain to the optionee is possible without an increase in the stock price, which would benefit all stockholders commensurately. A zero percent gain in stock appreciation will result in zero dollars for the optionee.

     The following table provides information concerning each option exercised during the fiscal year ended June 30, 1995 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end values of unexercised options held by such executive officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                          NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                              OPTIONS/SARS          IN-THE-MONEY OPTIONS/SARS
                          SHARES                              AT FY-END(#)                 AT FY-END($)
                         ACQUIRED          VALUE        -------------------------   --------------------------
        NAME          ON EXERCISE(#)   REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
--------------------  --------------   --------------   -------------------------   --------------------------
W.M. Smith..........        -0-              -0-          16,666/83,334 Class A         $0/$37,500 Class A
                                                          26,666/28,334 Class B       $6,640/$5,860 Class B
G.A. Nathe..........        -0-              -0-         83,333/216,667 Class A      $46,750/$237,500 Class A
                                                          81,666/58,334 Class B       $6,640/$5,860 Class B
A. Hara.............        -0-              -0-          16,666/53,334 Class A         $0/$3,750 Class A
                                                          25,000/30,000 Class B       $6,640/$5,860 Class B
W.J. Lauricella.....        -0-              -0-          4,999/55,001 Class A          $0/$46,875 Class A
                                                            0/25,000 Class B            $0/$5,860 Class B

---------------
(1) Market value of underlying securities at exercise minus the exercise price.

(2) Where no value is shown, exercise prices of all outstanding stock options at fiscal year end were greater than the fair market value of the Company's Class A Common Stock on the last day of fiscal 1995 ($5.0625), or in the case of Class B stock, 125% of such value of the Company's Class A Common Stock($6.3281).

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total stockholder return on its Class A Common Stock for the five fiscal years ended June 30, 1995 with the cumulative total return of the American Stock Exchange Market Value Index and a Peer Group based on selected companies from the Standard Industrial Classification Code 3555 -- the Special Industry Machinery, Printing Trades Machinery and Equipment. These companies are Baldwin Technology Company, Inc., Information International, Publishers Equipment Corp., Stevens International and Varitronic Systems, Inc. The comparison assumes $100 was invested on June 30, 1990 in the Company's Class A Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends. Total stockholder return is calculated using the closing price of the stock on the last trade date of each fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company's stock.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG BALDWIN TECHNOLOGY, THE AMEX MARKET VALUE INDEX AND A PEER GROUP

                                                  Cumulative Total Return
                                      --------------------------------------------------
                                      6/90     6/91     6/92     6/93     6/94      6/95

BALDWIN TECHNOLOGY INC.      BLD       100       88       49       45       56        63
PEER GROUP                   PPEER1    100       65       43       49       53        63
AMEX MARKET VALUE            IAMX      100       99      105      120      117       138

EMPLOYMENT AND CONSULTING AGREEMENTS

     Effective July 1, 1990, the Company entered into an employment agreement with Wendell M. Smith, its Chairman of the Board for a ten-year term. The employment agreement provides that Mr. Smith will be paid (x) an annual salary of no less than $200,000, (y) annual incentive compensation in amounts not less than one-half of one percent (0.5%) of the Company's net income after taxes, provided that such amount may not exceed twice Mr. Smith's annual salary, and
(z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Smith, whether the termination was with or without cause or with or without Company consent, whether the termination was at the end of the stated term of the employment agreement or thereafter, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) any merger or consolidation, sale of substantially all of the Company's assets or a change in control of the Company or (ii) the agreement by the Company to acquire any business or assets constituting, prior to the acquisition, twenty percent (20%) or more of the total assets, sales or net income before taxes of the Company, in each case, other than with Mr. Smith's approval, Mr. Smith may, within two years of any such event, treat such event as a termination of his employment by the Company. The employment agreement also provides for the payment of certain deferred compensation to Mr. Smith over a period of 180 months after the termination of his employment with the Company. Mr. Smith has agreed that, for a period of five years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company in any geographical location at which there is at the time business conducted by the Company.

     Effective July 1, 1990, three of the Company's wholly-owned subsidiaries, Baldwin Americas Corporation ("BAM"), Baldwin Europe Consolidated Inc. ("BEC") and Baldwin Asia Pacific Corporation ("BAP"), entered into consulting agreements with Polestar Limited, a corporation wholly-owned by Wendell M. Smith. Under the respective agreements, Polestar Limited is obligated to provide certain management services outside of the United States and will receive compensation equal to two percent (2%) of the after-tax profits of BAM, BEC and BAP, respectively, for the twelve (12) month period ending on each June 30, up to a maximum of $150,000 under each agreement. Each agreement has a one-year term and is automatically extended for additional one-year terms unless either party gives a prior timely notice of termination. As of the date of this Proxy Statement, no such notice has been given. Polestar Limited has agreed that, for a period of one year after the termination of any of the consulting agreements, it will not compete and will not permit any of its employees (who presently include Mr. Smith) to compete, directly or indirectly, with the other party to such consulting agreement, and will not consult with any competitor of such party. Amounts earned by Polestar Limited during the fiscal years ending June 30, 1995, 1994 and 1993 under the agreements were $124,664, $84,164, and
$112,251, respectively; said amounts are included for Mr. Smith in the Summary Compensation Table above.

     Effective August 5, 1993, the Company entered into an employment agreement with Gerald A. Nathe, its President and Chief Executive Officer and President of Baldwin Americas Corporation, a subsidiary of the Company. The employment agreement provides that Mr. Nathe will be paid (x) an annual salary of no less than $175,000, (y) annual incentive compensation equal to one-half of one percent (0.5%) of the Company's net income after taxes, plus an amount determined under the Company's Executive and Key Personnel Bonus Plan, provided the aggregate amount of incentive compensation payable under the agreement shall not exceed two-times Mr. Nathe's annual salary, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) the failure of the Company to appoint Mr. Nathe as Chief Executive Officer of the Company within seven days of any termination of employment of Wendell M. Smith as the Chief Executive Officer, (ii) the removal of Mr. Nathe or the election of any other person as President of the Company, (iii) any merger or consolidation or sale of substantially all of the assets of the Company or BAM or change in control or liquidation of the Company or, (iv) the failure by the Company to observe or comply in any material respect with any of the provisions of the employment agreement, in each case, other than with Mr. Nathe's approval, Mr. Nathe may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company. The employment agreement also provides for (a) the payment of certain deferred compensation to Mr. Nathe following the termination of his employment with the Company, provided he has provided services under the employment agreement for a period of no less than five years,
(b) the Company making an interest bearing loan to Mr. Nathe, in the amount of approximately $1.8 million to facilitate the purchase by Mr. Nathe of Class B Common Stock of the Company from an unrelated party with the loan secured by a pledge of the purchased shares of the Company's Class B Common Stock and, (c) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to two hundred thousand shares of the Company's Class A Common Stock, in five equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company's Class A Common Stock has attained $5.875 per share and, in the case of each subsequent installment, such market value increases by $2.00 per share over the market value at which the previous installment was earned. The market value of the Company's Class A Common Stock reached $5.875 per share on October 10, 1994 and 40,000 shares were transferred to Mr. Nathe at no cost to him. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company in any geographical location at which there is at the time business conducted by the Company which was conducted by the Company at the date of such termination.

     In November, 1988, Baldwin Japan Limited entered into an employment agreement with Akira Hara, its President. The employment agreement provides for Mr. Hara's continued employment by Baldwin Japan Limited until the earlier of Mr. Hara's retirement (not to take place prior to Mr. Hara's attaining the age of 61 or subsequent to his attaining the age of 68) or his death or disability. Further, Mr. Hara has agreed not to compete with Baldwin Japan Limited for a period of three years after the termination of the employment agreement. Finally, in the event that prior to September 1, 1996, (i) the Company shall transfer any shares of Baldwin Japan Limited to any person or entity other than a subsidiary of the Company, (ii) shares representing 33.3% or more of the Company's voting power shall be owned by any person or entity other than the Company or its present management, or (iii) Mr. Hara shall cease to hold his position with Baldwin Japan Limited for any reason other than his voluntary retirement, death or permanent disability, Mr. Hara will have the right to terminate the employment agreement and will thereupon be entitled to receive a retirement allowance. In addition, under such circumstances, Mr. Hara would be entitled to receive an amount equal to his then present monthly salary, for each of the first 24 months after the occurrence of such an event.

     Effective July 1, 1991, one of the Company's wholly-owned subsidiaries, Baldwin Asia Pacific Corporation, entered into a consulting agreement with A-Plus Ltd., a company owned by Mr. Akira Hara, a Director and Vice President of the Company. Under the consulting agreement, A-Plus Ltd. is obligated to provide certain management services within the Asia Pacific Region, outside of Japan and Hong Kong, and will receive compensation equal to one percent (1%) of the after-tax profits for the twelve (12) month period ending on each June 30, that are earned by BAP up to a maximum of $75,000. The consulting agreement has a one-year term and is automatically extended for additional one-year terms unless either party gives a prior timely notice of termination. As of the date of this Proxy Statement, no such notice has been given. A-Plus Ltd. has agreed that for a period of one year after the termination of the consulting agreement, it will not compete and will not permit any of its employees (who presently include Mr.
Hara) to compete, directly or indirectly, with the other party to the consulting agreement, and will not consult with any competitor of such party. Amounts earned by A-Plus Ltd. during the fiscal years ending June 30, 1995, 1994 and 1993 under the agreement were $46,561, $32,892 and $56,126, respectively; said amounts are included for Mr. Hara in the Summary Compensation Table above.

     Effective July 1, 1990, Baldwin Technology Corporation and Baldwin Graphic Systems, Inc., two wholly-owned subsidiaries of BAM, entered into an agreement with Harold W. Gegenheimer, Chairman Emeritus of the Company. The agreement was guaranteed by the Company and replaces various prior agreements, including royalty and employment agreements, retirement plans and bonus arrangements. The agreement guarantees a compensation amount of $200,000 per year. Simultaneously, an agreement was entered into between Mr. Gegenheimer and the Company, whereby the Company was released from certain prior agreements, as noted above, and agreed to pay a minimum guaranteed amount of compensation of $200,000 per year, not to exceed $350,000 per year, based on one and one-half percent (1.5%) of the Company's annual net after-tax profits. The amount expensed under these two agreements was $400,000 for each of the fiscal years ended June 30, 1995, 1994 and 1993.

     Effective July 1, 1991, the Company entered into a consulting agreement with Judith G. Hyers, a Director of the Company, replacing a prior agreement dated May 15, 1985 between Ms. Hyers and an affiliate of the Company, under which Ms. Hyers agreed to continue to provide certain consulting services, including marketing and advertising/public relations planning, and such other related advice and services as the Company or any of its subsidiaries may from time to time require. The term of the agreement was for one year, automatically renewable for subsequent one-year terms, unless canceled by either party. The annual compensation paid to Ms. Hyers under the agreement was $42,000. Effective July 1, 1993, the agreement was amended to provide for annual compensation to be paid to Ms. Hyers in the amount of $37,800. Effective July 1, 1994, the agreement was further amended to provide for annual compensation to be paid to Ms. Hyers in the amount of $25,000. Effective July 1, 1994, the Company entered into an agreement with Judith G. Hyers for a term of five years for an annual payment of $30,000 under which Ms. Hyers agreed not to consult with or give advice to any company which competes with the business of the Company or any of its subsidiaries.

                              CERTAIN TRANSACTIONS

     The Company retains the law firm of Morgan, Lewis & Bockius LLP as its legal counsel. Samuel B. Fortenbaugh III, a Director of the Company, is a partner of Morgan, Lewis & Bockius LLP.

     On November 30, 1993, the Company entered into a loan and pledge agreement with Gerald A. Nathe, President and a Director of the Company, pursuant to which the Company loaned Mr. Nathe $1,817,321 to enable him to purchase 315,144 shares of the Company's Class B Common Stock from a non-employee stockholder. On March 11, 1994, the Company entered into a loan and pledge agreement with William J.

Lauricella, Chief Financial Officer and Treasurer of the Company, pursuant to which the Company loaned Mr. Lauricella $164,063 to enable him to purchase 25,000 shares of the Company's Class B Common Stock from a non-employee stockholder. Each of such loans is evidenced by a demand promissory note bearing interest equal to the U.S. Dollar 3-Month LIBOR rate plus 1.25%, such rate to be reset on the first day of each succeeding January, April, July and October, and secured by such purchased shares. The maximum amount of the loans outstanding, including accrued but unpaid interest, during the fiscal year ended June 30, 1995 was $1,918,662 and $174,212 for Messrs. Nathe and Lauricella, respectively. On May 18, 1995, Mr. Nathe repaid $317,321 of his outstanding note.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP audited the accounts of the Company for the fiscal year ending June 30, 1995. Price Waterhouse LLP has also audited the accounts of the Company since 1968.

     A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the Company's 1996 proxy statement provided they are received by the Company no later than June 22, 1996 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

     So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

                                CERTAIN REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more that ten percent of a registered class of the Company's equity securities to file with the Company, the Securities and Exchange Commission, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During fiscal 1995, to the best of the Company's knowledge, all required reports were filed on a timely basis. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

                               OTHER INFORMATION

     The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

                                          Helen P. Oster
                                          Secretary

PROXY

                                                          CLASS A COMMON STOCK

                       BALDWIN TECHNOLOGY COMPANY, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 16, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, HELEN P. OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at The Ramada Plaza Hotel, 700 Main Street, Stamford, Connecticut on November 16, 1995 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.

                                                                   SEE REVERSE
                                                                       SIDE

                 (continued and to be signed on reverse side)


/ X / PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSAL (1).

1.  ELECTION OF DIRECTORS.

    NOMINEES FOR CLASS II:  Gerald A. Nathe and M. Richard Rose
    NOMINEE FOR CLASS III:  Judith G. Hyers

            FOR             WITHHELD
            / /               / /

    For, except vote withheld from the following nominee(s):

/ / --------------------------------------------------------------------------

2. Upon any other matter which may properly come before the meeting or any adjournments thereof.

           MARK HERE                            MARK HERE
          FOR ADDRESS                          IF YOU PLAN
           CHANGE AND     /  /                  TO ATTEND       / /
          NOTE AT LEFT                         THE MEETING


PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name appears hereon.

Signature:                                          Date:
          -----------------------------------------      --------------------

Signature:                                          Date:
          -----------------------------------------      --------------------

PROXY

                                                          CLASS B COMMON STOCK

                       BALDWIN TECHNOLOGY COMPANY, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 16, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, HELEN P. OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at The Ramada Plaza Hotel, 700 Main Street, Stamford, Connecticut on November 16, 1995 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.

                                                                   SEE REVERSE
                                                                       SIDE

                 (continued and to be signed on reverse side)


/ X / PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSAL (1).

1.  ELECTION OF DIRECTORS.

    NOMINEE FOR CLASS II:   Gerald A. Nathe
    NOMINEE FOR CLASS III:  Judith G. Hyers

            FOR             WITHHELD
            / /               / /

    For, except vote withheld from the following nominee(s):

/ / --------------------------------------------------------------------------

2. Upon any other matter which may properly come before the meeting or any adjournments thereof.

           MARK HERE                            MARK HERE
          FOR ADDRESS                          IF YOU PLAN
           CHANGE AND     /  /                  TO ATTEND       / /
          NOTE AT LEFT                         THE MEETING


PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name appears hereon.

Signature:                                          Date:
          -----------------------------------------      --------------------

Signature:                                          Date:
          -----------------------------------------      --------------------